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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

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                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-95720, 33-20138, 33-38041, 33-55055, 333-03443, 333-45037,
333-71065, 333-34934, 333-55266 and Form S-3 No. 333-86342) of FedEx Corporation
and in the related Prospectuses, of our reports dated June 24, 2002, with respect to the consolidated financial statements and schedule of FedEx Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2002.

/s/ Ernst & Young LLP
July 19, 2002
Memphis, Tennessee